Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

Exhibit 10.19

Material Transfer Agreement

This Material Transfer Agreement (the “Agreement”) is made as of this 23rd day of January, 2020 (the “Effective Date”) by and between Avalyn Pharma Inc. 701 Pike Street, Suite 1500, Seattle, Washington, 98101, USA (“Avalyn”) and PARI Pharma GmbH, with its registered office at Moosstrasse 3, D-82319 Starnberg, Germany (“PARI”). In this Agreement, either PARI or Avalyn is referred to as a “Party,” and collectively as the “Parties.”

WHEREAS, PARI has developed and produced certain Material (as defined below) and desires to protect its proprietary rights in and to the Material, and

WHEREAS, Avalyn has developed and produced certain formulation rights, namely with respect to a liquid formulation which contains Nintedanib as the sole active ingredient or Nintedanib in combination with Pirfenidone (collectively, the “Avalyn Rights”), and Avalyn desires to conduct certain research and appropriate studies using or Incorporating the Material and the Avalyn Rights; and

WHEREAS, Avalyn is interested in evaluating PARI’s proprietary Material for drug delivery purposes in such research and studies (the “Evaluation Purpose”), and

WHEREAS, PARI, being the owner of the entire right, title and interest in the Material, is willing to provide Avalyn with the Material for the sole purpose of conducting the Evaluation Studies in accordance with the Evaluation Purpose (as defined above), and

WHEREAS, Avalyn, being the owner of the entire right, title and interest in the Avalyn Rights, desires to use the Material in connection with its Avalyn Rights for the sole purpose of conducting the Evaluation Studies (as defined below) in accordance with the Evaluation Purpose, and

WHEREAS Avalyn (formerly known as Genoa Pharmaceuticals) and PARI are parties to a certain license agreement effective as of April 3, 2017 which covers the aerosolized administration of Avalyn’s Pirfenidone formulation via an eFlow technology nebulizer proprietary to PARI (the “License Agreement”)

NOW, THEREFORE, in consideration of the mutual covenants, terms and conditions hereinafter set forth, and intending to be legally bound hereby, the Parties agree as follows*

USE OF MATERIAL
1.1
Provision of Material. Material shall mean (i) complete investigational eFlow® nebulizer systems [***], (ii) eFlow nebulizer handsets [***], or (iii) [***] upon the payment of a technology access fee of [***] per Device and [***] per Nebulizer Handset, to be paid after shipment of the applicable Device Order.

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A “Device Order” means a written order as drafted in the Exhibit A which specifies the article number and quantities of the Material together with the Study Protocol Synopsis for which the Material is used and which is signed by both Parties The delivery note for such Material shall become part of the respective Device Order once issued by PARI.

Following completion of the Evaluation Studies, Avalyn will either (a) account for, destroy and dispose of the Material in accordance with Avalyn’s standard procedures and provide PARI with a written certification of such destruction or disposal, (b) return such Material to PARI, or (c) if such Material is unused, use such Material for a separate study involving PARI’s eFlow technology as described in a written amendment to the Device Order under which the Material was delivered originally.

1.2
Restrictions of Use:
(a)
Use of the Material. Avalyn will use the Material in compliance with all applicable statutes and regulations valid in the country Avalyn intends to conduct Evaluation Studies, including, for example, those relating to research involving the use of humans or animals and will not engage in any such research without first obtaining necessary approval from its relevant ethics committee(s) such as, but not limited to, the Institutional Review Board Neither the Material nor any information/materials incorporating one or more essential elements of the Material provided by PARI under this Agreement shall be used by Avalyn directly or indirectly for: (i) any purpose other than the Evaluation Purpose, or (n) any profit-making or commercial purpose. Avalyn agrees to comply with all Applicable Laws and Standards applicable to the Evaluation Purpose and the handling of the Material. As used herein, “Applicable Laws and Standards” means (a) all laws, ordinances, rules, directives and regulations applicable to the Material, the Evaluation Purpose, the Evaluation Studies or this Agreement, including without limitation applicable local laws and regulations in each relevant country, (b) applicable regulations and guidelines of the U.S. Food and Drug Administration (“FDA”) and other regulatory authorities and applicable guidelines of the International Conference on Harmonisation of Technical Requirements for Registration of Pharmaceuticals for Human Use (“ICH”); (c) as applicable to the particular activities performed under this Agreement, Good Manufacturing Practices, Good Laboratory Practices and Good Clinical Practices promulgated by the FDA and other regulatory authorities or the ICH, and (d) all applicable industry and trade standards.
(b)
Restricted Access to the Material Avalyn shall retain control of the Material and shall not distribute or release the Material to any person or entity other than (a) employees of Avalyn who are under Avalyn’s direct supervision and control, and (b) to the extent permitted by a Device Order, Avalyn’s subcontractors or other permitted individuals working under Avalyn’s direction as specified in the respective Device Order (a “CRO”) in the Evaluation Study, who, in each case, (x) have a need to access the Material in connection with Avalyn’s use of the Material for the respective Evaluation Purpose and (y) who are not allowed to further transfer the Material except as necessary for the Evaluation Study, including further transfers to the applicable sties or to the participants of the Evaluation Study, and (c) the participants of the Evaluation study (as further specified in Section 1.2(c)

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below) All such persons and entities identified above shall be bound by obligations of confidentiality and restricted use. Avalyn shall not allow anyone to take or send the Material to any other location other than that specified for below, unless Avalyn first obtains PARI’s written permission.
(c)
Supervision of Use of the Material The Material is to be used only at (i) Avalyn’s facilities as specified in the respective Device Order by Avalyn and by individuals working under Avalyn’s direction and control, (ii) at sites where the Evaluation Study will be conducted and which are set forth in the respective Study Protocol Synopsis, (iii) locations where subjects enrolled in the Evaluation Studies are using the Material, all of the foregoing (i), (ii) and (iii) as set forth in the respective Device Order, or (iv) the homes and/or workplaces of such individuals who consent to the participation in a clinical study portion of the respective Evaluation Study; provided, however, that Avalyn will be responsible and liable for (x) all actions and/or omissions of such individuals in relation to the Materials and (y) the return of all Material used by such individuals to Avalyn or CRO or its destruction.
(d)
Avalyn hereby confirms to PARI that (i) prior to initiating the Evaluation Studies, Avalyn shall have a written agreement with CRO, the provisions of which will not be in breach of or otherwise conflict with the rights and obligations set forth in this Agreement (the “CRO Agreement’’); (ii) any breach of this Agreement by CRO shall be deemed a breach by Avalyn; (iii) Avalyn shall ensure that CRO does not use any third party contractors or subcontractors in connection with the Evaluation Studies that will receive the Materials without PARI’s prior written approval, and (iv) the CRO Agreement will include an effective assignment of all rights and interests associated with the Evaluation Studies and the Study Results (as defined below) to Avalyn consistent with this Agreement.
(e)
Avalyn further confirms to PARI that (i) as between Avalyn and CRO, all Study Results and related proprietary rights associated with the Evaluation Studies shall be fully owned by Avalyn; (ii) CRO has not or will not have any rights to Study Results from Evaluation Studies or the related proprietary rights thereto (including without limitation the right to file any patents based thereon or the right to use any of the foregoing) except that CRO will have the right to retain a copy of the report solely as required for applicable regulatory authorities, and (iii) other than as specifically set forth herein, a CRO shall not have the right to otherwise use the Material than as set forth under this Agreement. In the event CRO does file a patent application and/or amendments that incorporate or reference the Study Results from Evaluation Studies, any PARI Property and/or any PARI Confidential Information, then Avalyn shall ensure that PARI receives a non-exclusive, perpetual, worldwide, fully paid-up, sub-licensable, irrevocable and unrestricted right and license thereunder from CRO (as applicable) to exploit in any manner any PARI Property, PARI Property or PARI Confidential Information.

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1.3
Reverse Engineering. Avalyn shall not subject to analysis or have subjected to analysis Material and/or components constituting Material received from PARI for the purpose of reverse engineering or in a manner that would reveal material composition or internal design or operation of such sample and/or component or its method of manufacture. Material is deemed to be “Confidential Information” (as defined below) and such Material shall at all times remain the sole and exclusive property of PARI. The Evaluation Studies do not envision that there would be any improvement to the Material, but in the case that there are any inventions that constitute an improvement to the Material (but expressly excluding the Avalyn Rights or the use of the Avalyn Rights), such improvements shall be [***] disclosed to and are and shall be the sole and absolute property of PARI.

CONFIDENTIALITY
2.1
Definition of Confidential Information. As used in this Agreement, Confidential Information shall mean: (i) all information disclosed by one Party (the “Discloser”) to the other Party (the “Receiver”) in oral, visual, written, or electronic form under this Agreement, including the terms of this Agreement, the nature thereof or the fact that such Agreement exists (provided that the terms of this Agreement, the nature hereof or the fact this Agreement exists shall be the Confidential Information of both Parties), (ii) non-public information or material proprietary to the Discloser or designated as “Confidential Information” by the Discloser, whether or not owned or developed by the Discloser, Including, but not limited to, the Study Results, trade secrets, know-how, data, compilations, specifications, strategies, projections, processes, techniques, formulae, models and patent disclosures, and any other information regarding the Discloser, its customers, products (including with respect to PARI, the Material,) or business, in each case disclosed by the Discloser to the Receiver or obtained by the Receiver through observation or examination of the foregoing, and (iii) any other confidential information about the Discloser obtained through the disclosure of information under this Agreement as well as the fact that a disclosure has taken place. For the avoidance of doubt, the Discloser and the Receiver confirm and agree that the Discloser’s failure to identify any information as “Confidential Information” in writing shall not constitute a designation of non-confidentiality when the confidential nature is apparent from the context and subject matter, when the information relates to the terms hereof, or when the information is such that a reasonable personal would consider it to be proprietary or confidential.
2.2
Exclusions. The term “Confidential Information” shall not be deemed to include that portion of information which
(a)
is known to the Receiver prior to disclosure by the Discloser of such information as evidenced by the Receiver’s written files and records immediately prior to the time of disclosure,
(b)
is or becomes publicly known, without fault or wrongful act on the part of the Receiver;

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(c)
has been lawfully received by the Receiver at any time from a third party, other than the Discloser, who rightfully disclosed such information without restriction,
(d)
has been independently and legally derived or developed by the Receiver without use of the Confidential Information of the Discloser as evidenced by the Receiver’s written files and records,
(e)
has been disclosed by the Receiver with the Discloser’s prior written approval, or
(f)
is required to be disclosed under legal process, provided that
I
the Receiver shall give the Discloser prompt written notice so that the Disclosure may seek a protective order or other appropriate remedy,
II
the Receiver takes all reasonable steps available to protect the Confidential Information in the context of the proceeding, and
III
in the Receiver discloses Confidential Information only to the extent required to be disclosed.

Any combination of features or disclosures shall not be deemed to fall within the foregoing exclusions merely because such individual features or disclosures are published or available to the general public or in the rightful possession of the Receiver unless such combination itself and principle of operation are published or available to the general public or are in the rightful possession of the Receiver.

Further excluded from being deemed “Confidential Information” shall be information about the existence of or nature of the “Evaluation Studies” and the “Evaluation Purpose” that is publicly known including, but not limited to, the names of the collaborating Parties, sponsors, drug substance, study type, study design, study endpoints, study location, number of patients included, and inclusion criteria. For clarity, the Study Results (as set forth in Section 3.3) shall be deemed Confidential Information of Avalyn.

2.3
Duration of Obligation. The Receiver’s obligations regarding Confidential Information received under this Agreement shall continue for a period of [***] from the date of last disclosure.

The Receiver shall not disclose information to any third party without the prior written and express consent of the Discloser, except as set forth in Section 2.4 below. The Receiver will treat information in the same manner and with the same degree of care as the Receiver treats its own confidential information. Furthermore, the Receiver undertakes an obligation not to make use of Confidential Information other than for purposes of the Evaluation Studies without the prior written and express consent of the Discloser in each case, except as otherwise allowed under this Agreement.

2.4
Obligation of Employees. The Receiver may disclose Confidential Information only to employees, directors, officers, attorneys, accountants, bankers, financial advisors, CRO, clinical sites, participants in the Evaluation Studies or consultants who need to know in

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order to carry out an Evaluation Study or related to the Evaluation Purpose set forth herein, provided that such persons are bound by obligations of confidentiality and non-use to the Receiver and will use no less stringent as those contained in this Agreement. Avalyn shall ensure that such persons are fully aware of the obligations of this Agreement and the Receiver shall be responsible and liable for any breach of these provisions by such persons.
2.5
Return of Confidential Information Upon the request of the Discloser, the Receiver shall within [***] of such request return all tangible items relating to Discloser’s Confidential Information, including all written material, photographs, models, compounds, compositions and the like made available or supplied by the Discloser to the Receiver, and erase or destroy any and all notes, documents and physical or electronic copies thereof or derived from the Confidential Information; provided, however, the Receiver may retain one copy of the Confidential Information in the possession of its legal counsel solely for the purpose of monitoring its obligations under this Agreement, and, provided further that, in the case of the Study Results, Avalyn has the right to retain the Study Results as Avalyn deems fit, regardless of whether such Study Results are derived from Confidential Information. Upon the Discloser’s request, an authorized representative of the Receiver shall certify in writing that all Confidential Information has been returned or destroyed Subsequent to any return of the Confidential Information, the Receiver will continue to be bound by its obligations hereunder.

STUDY RESULTS AND INTELLECTUAL PROPERTY
3.1
Ownership of PARI Intellectual Property: Avalyn acknowledges that PARI or its affiliates owns, possesses or controls certain inventions, discoveries, technologies, expertise, processes, know-how, trade secrets, technologies, other intellectual property rights related to PARI’s proprietary nebulizer devices, including but not limited to, the eFlow® electronic nebulizer, [***], the Material and improvements to all of the foregoing (collectively the “PARI Property”). The foregoing PARI Property includes, but is not limited to, all rights, title and interest in and to any patents, trademarks, mask works, copyrights or trade secrets associated with the PARI Property. Avalyn and PARI agree that, as between the Parties, PARI shall exclusively own any and all PARI Property and improvements thereto (i) owned by or licensed to PARI as of the Effective Date hereof, and/or (ii) used, improved, modified or developed by either Party under or during the term of this Agreement, but expressly excluding the Avalyn Rights or use thereof Avalyn hereby assigns all rights in the PARI Property to PARI, but only to the extent that said PARI Property is not specifically related to the Avalyn Rights.
3.2
Ownership of Avalyn Intellectual Property: PARI acknowledges that Avalyn or its affiliates owns, possesses or controls certain inventions, discoveries, technologies, expertise, processes, know-how, trade secrets, technologies, other intellectual property rights and improvements to all of the foregoing, related to the Avalyn Rights (collectively the “Avalyn Property”). The foregoing Avalyn Property includes, but is not limited to, all rights, title and interest in and to any patents, trademarks, mask works, copyrights or trade secrets associated with the Avalyn Property. Avalyn and PARI agree that, as between the Parties, Avalyn shall exclusively own any and all Avalyn Property and improvements thereto (i) owned by or licensed to Avalyn as of the Effective Date hereof, and/or (ii) used,

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improved, modified or developed by either Party under or during the term of this Agreement, but expressly excluding the PARI Property.
3.3
Ownership of Study Results: All information, data, writings, test results, and similar information generated as a result of each of the Evaluation Studies (collectively, the “Study Results”), shall be the sole and exclusive property of Avalyn. Notwithstanding the foregoing, Avalyn shall in no event (other than under and in accordance with the License Agreement or another license agreement as set forth below in this Section 3.3) file any patent application and/or amendments that claim any part of the [***] (collectively “Device Related Disclosures”). For the avoidance of doubt, Avalyn shall neither amend nor modify (including without limitation by way of continuation, continuation In part, divisional or re-issue) claims of patents or patent applications filed prior to the Effective Date resulting in claims containing Device Related Disclosures (other than under and in accordance with the License Agreement or another license agreement as set forth below in this Section 3.3). PARI hereby assigns all rights in the Study Results to Avalyn, but only to the extent that said Study Results are not specifically related to the PARI Property. Device Related Disclosures shall specifically not mean [***]. In the event that Avalyn nevertheless wishes to file a patent application and/or amendments or modifications with Device Related Disclosures, Avalyn shall only do so In case the Parties will have entered into a license agreement with respect to Nintedanib as the sole active ingredient or Nintedanib in combination with Pirfenidone, with similar terms and conditions with respect to the allocation of intellectual property rights and the right to file patents as the License Agreement being applicable to such patent application and/or amendment and to the extent such patent application and/or amendment is permitted under such terms and conditions. If Avalyn files such patent application and/or amendment or modification prior to the execution of the above mentioned license agreement, then:
(a)
PARI shall receive a non-exclusive, perpetual, world-wide, fully paid-up, sublicensable, unrestricted right and license under any such right, title, or interest, including any patents resulting from such patent application for PARI to research, formulate, develop, seek regulatory approval for, make, have made, use, sell, have sold, offer for sale, market, promote, import, export, display, make derivative works of, copy, distribute, perform, license, sublicense or otherwise commercialize or dispose of PARI Property, and
(b)
such filing shall constitute a breach of this Agreement and PARI shall be entitled to seek any and all applicable legal and equitable remedies for such breach, in addition to the license set forth in Section 3.3(a) above. Any delay or failure by PARI to seek such remedies shall neither constitute a waiver or acceptance of such breach of this Agreement nor an acceptance of the acquisition of such right, title or interest by Avalyn.

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3.4
License Rights: Subject to the terms and conditions of this Agreement, including the transfer of the Material, PARI hereby grants Avalyn a limited non-exclusive license to temporarily maintain and conduct the Evaluation Studies using the Material solely in accordance with the Evaluation Purpose and the synopsis of the Evaluation Studies set forth in the respective Device Order and incorporated by reference herein (the “Study Protocol Synopsis”). Material shall not be used by Avalyn in any research that is subject to consulting or commercial licensing or contracted research obligations to another person or entity. No express or implied license in or to the Material is granted to Avalyn under this Agreement, except for the limited right of use specifically set forth herein. Avalyn shall have no right to sublicense (or to subcontract, other than to its CRO and clinical sites) any rights granted hereunder to any third party. PARI remains free, in its sole discretion, to use the Material for its own purposes and to distribute or license the Material to parties other than Avalyn.

USE OF DATA
4.1
Report. The Study Results generated under this Agreement shall be shared with PARI in way of a preliminary written report sent to PARI within [***] of conclusion of each of the Evaluation Studies. Furthermore, once available, a copy of the final report of each of the Evaluation Studies will be sent to PARI.
4.2
Publications. Avalyn agrees to provide appropriate acknowledgment of the source of the Material in all publications, and further agrees to send PARI a copy of any proposed public disclosure (including proposed publications in initial patent applications, continuations, divisionals submitted the first time to patent examination offices such as the USPTO or the EPO) regarding the Evaluation Studies including, but not limited to, manuscripts, posters or presentations and seek PARI’s written approval prior to submission or public disclosure. PARI has the right to reasonably revise information disclosed in any such publication relating to the use of the Material and/or the Material itself. Notwithstanding any other statement in this Agreement, PARI may not directly or indirectly reference Avalyn, or any relationship between Avalyn and PARI in any press release without Avalyn’s prior written consent.

CLINICAL STUDIES
5.1
[***]
5.2
Study Protocol. Each of the Evaluation Studies conducted by Avalyn will be conducted pursuant to the Study Protocol Synopsis as set forth in the respective Device Order Avalyn is responsible for the proper design of the associated Study Protocol.
5.3
Regulatory Matters. Avalyn shall be responsible, at its sole cost, for filing, obtaining and maintaining regulatory approvals for the development and commercialization of the Avalyn Rights. PARI agrees to reasonably cooperate with Avalyn in such efforts and provide Avalyn with information in PARI’s possession or control relating to the Material to the extent reasonably necessary for any regulatory filing or submission and to make any required filings with any regulatory authorities with respect to the Material, provided,

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however, that prior to the submission of a marketing authorization request to the FDA, the EMA or any other regulatory agency (i.e., a New Drug Application or its foreign equivalent) claiming on the label any Avalyn Right administered via the Material, Avalyn has entered into an appropriate license agreement with PARI. Avalyn will not file any documentation relating to the Material with any regulatory authority without PARI’s review and therefore will first provide PARI with a draft of such submission and an opportunity to review and comment on such submission. PARI will have the right to reasonably review and comment upon any portion of such filings specifically related to the Material and Avalyn will consider such comments in the final version of such filing.

MISCELLANEOUS
6.1
Term and Termination. This Agreement shall expire [***] from the Effective Date unless otherwise agreed to in writing by the Parties. Avalyn may terminate this Agreement upon thirty (30) days’ written notice. Either Party may terminate this Agreement upon written notice to the other Party in the event a material breach of this Agreement by such other Party is incurable or remains uncured [***] after notice of such breach was received by such other Party. Notwithstanding the termination of this Agreement, the provisions of Sections 2, 3.1, 3.2, 3.3, 4, 5.3 and 6 shall survive the termination of this Agreement. In case of expiration or early termination Avalyn shall immediately stop using the Material and return all Material in the possession of and/or used by or on behalf of Avalyn, its affiliates, any of its representatives, CROs or subjects enrolled in the Evaluation Studies to PARI.
6.2
Disclaimer of Warranties and Limitation of Liability: ALL MATERIAL AND CONFIDENTIAL INFORMATION IS PROVIDED “AS IS” AND PARI MAKES NO REPRESENTATION OR WARRANTY, EITHER EXPRESSED OR IMPLIED, CONCERNING THE MATERIAL OR THE CONFIDENTIAL INFORMATION CONTAINED THEREIN PARI DISCLAIMS ALL EXPRESS AND IMPLIED WARRANTIES RELATED TO THE MATERIAL AND CONFIDENTIAL INFORMATION, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTY OF MERCHANTABILITY AND THE IMPLIED WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY SPECIAL, INDIRECT, INCIDENTAL, CONSEQUENTIAL DAMAGES OR DAMAGES FOR LOST PROFITS ARISING FROM THE USE OF THE MATERIAL OR CONFIDENTIAL INFORMATION OR STUDY RESULTS, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY
6.3
Indemnification. Avalyn agrees to defend, indemnify and hold harmless PARI, its affiliates and each of their respective officers, directors, employees and agents from and against any and all liabilities, losses, damages, obligations, penalties, judgments, awards, costs, expenses (including reasonable attorneys’ fees) and disbursements resulting from third party claims (collectively “Claims”) arising out of Avalyn’s (i) breach of this Agreement, (ii) use of the Study Results, (iii) use of the Material, (iv) negligence or willful misconduct, or (v) failure to adhere to the Evaluation Purpose, the Study Protocol or any instructions or precautions for the Material which have been communicated by PARI to Avalyn. Notwithstanding the foregoing, Avalyn shall have no obligation under this Section 6.3 to

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the extent any such Claims were the result of the willful misconduct or gross negligence of PARI.
6.4
Dispute Resolution. PARI and Avalyn shall endeavor to resolve any dispute arising under this Agreement informally by good faith negotiation between the senior executives, officers or management of PARI and Avalyn. Either Party may give the other Party written notice of any claim or controversy not resolved in the normal course of business (the “Disputing Party Notice”). Within [***] after the delivery of the Disputing Party Notice, the receiving Party shall submit to the other Party a written response (the “Response”). The Disputing Party Notice and Response shall include a statement of each Party’s position and a summary of the arguments supporting that position. Within [***] after the Disputing Party Notice, such designated senior executives, officers or management of PARI and Avalyn shall meet at a mutually acceptable time and place and thereafter as often as they reasonably deem necessary to attempt to resolve the claim or controversy. All negotiations pursuant to this Section 6.4 are confidential and without prejudice and shall be treated as compromise and settlement negotiations for purposes of applicable rules of evidence. If the Parties cannot resolve the dispute pursuant to this Section 6.4, then the provisions of Section 6.9 shall apply. Notwithstanding the foregoing, either Party shall have the right, without waiving any right or remedy available to such Party under this Agreement or otherwise, to seek and obtain from any court of competent jurisdiction any interim or provisional relief that is necessary or desirable to protect the rights or property of such Party, pending the foregoing discussions between the Parties.
6.5
Notices. All notices or other communications that are required or permitted under this Agreement shall be in writing and shall be sent by Federal Express or other reliable overnight courier, or hand delivered or mailed by registered or certified mail, postage prepaid and return receipt requested, to the appropriate Party addresses as set forth in the opening paragraph of this Agreement.
6.6
No Guaranty of Transaction: Each Party understands and acknowledges that neither Party shall be obligated to enter into a business transaction by virtue of having entered into this Agreement.
6.7
Relationship of the Parties. This Agreement does not create a joint venture or any agency or partnership relationship between the Parties.
6.8
Choice of Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflicts of law principles thereof. Each of the Parties hereto (i) agrees that any dispute arising hereunder shall be brought exclusively in the federal or state courts in Manhattan within the City of New York, and (ii) consents to the jurisdiction and venue of such courts, and waives any objections to the jurisdiction and venue thereof.

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6.9
Counterparts: This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
6.10
Payment & Delivery. The Parties acknowledge and agree that all Material intended for use in the United States of America and Canada will be delivered via PARI Respiratory Equipment, Inc. (“PRE”) and that PRE may issue the respective invoices for the technology access fee to Avalyn.
6.11
Severability: If any portion of this Agreement is determined unenforceable or invalid by any court, the rest shall remain in force and shall be construed as if not containing the unenforceable or invalid provision.
6.12
Language: This Agreement is prepared and executed in the English language. The English language version shall govern the Parties’ relationship. Any translation of this Agreement into any other languages shall be for convenience of reference only and shall have no legal effect.
6.13
Assignment: Neither Party may assign or otherwise transfer any rights or obligations conferred by this Agreement, whether by operation of law or otherwise, without the prior written consent of the other Party; provided, however, either Party shall have the right to assign this Agreement and its rights and obligations hereunder to any of its affiliates, successors in interest or acquirers of all or substantially all of its assets related to this Agreement. The obligations in this Agreement shall be binding upon each Party’s permitted successors, assigns, executors, administrators and other legal representatives.
6.14
Entire Agreement: This Agreement represents the entire agreement between the Parties regarding the subject matter hereof and shall supersede all previous communications, representations, understandings and agreements, whether oral or written, by or between the Parties. No change, modification, extension, termination or waiver of the Agreement, or any of the provisions herein contained, shall be valid unless made in writing and signed by duly authorized representatives of the Parties hereto.

IN WITNESS WHEREOF, the Parties have entered into the Agreement as of the Effective Date:

[***]

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Exhibit A

[***]

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Appendix A

[***]

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